UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2016

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Robert Half International Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 16, 2016, the registrant held its annual meeting of stockholders. The three matters presented to the stockholders at the annual meeting were (1) the election of seven directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2016, and (3) an advisory vote to approve executive compensation.
The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Andrew S. Berwick, Jr.	99,702,712	5,129,509	8,424,859
Harold M. Messmer, Jr.	102,209,189	2,623,032	8,424,859
Marc H. Morial	104,180,139	652,082	8,424,859
Barbara J. Novogradac	104,666,097	166,124	8,424,859
Robert J. Pace	104,205,134	627,087	8,424,859
Frederick A. Richman	103,682,192	1,150,029	8,424,859
M. Keith Waddell	95,747,469	9,084,752	8,424,859

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2016 was approved by the following vote:

For	112,497,441
Against	732,661
Abstain	26,978
Broker Non-Votes	—

The advisory resolution to approve executive compensation was approved by the following vote:

For	100,341,264
Against	3,683,465
Abstain	807,492
Broker Non-Votes	8,424,859

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 17, 2016	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel